                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                  Exchange Act of 1934 (Amendment No. ____)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         Wayne Hummer Investment Trust
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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     (2) Aggregate number of securities to which transaction applies:

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         pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement
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

                         WAYNE HUMMER INVESTMENT TRUST

                             IMPORTANT INFORMATION
                               FOR SHAREHOLDERS
                                                              May   , 1999

   Wayne Hummer Investment Trust, (the "Trust") will hold a special meeting of shareholders on June 30, 1999. It is important for you to vote on the issues described in this Proxy Statement. We recommend that you read the Proxy Statement in its entirety; the explanations it includes will help you decide upon the issues.

   TIME IS OF THE ESSENCE . . . YOUR PARTICIPATION IN THIS PROCESS IS IMPORTANT! BE SURE TO COMPLETE AND RETURN YOUR PROXY CARD PROMPTLY TO AVOID ADDITIONAL EXPENSE TO THE TRUST.

Q:  Why am I being asked to vote?

  A: Mutual funds are required to obtain shareholders' votes to elect trustees and for certain types of changes, like those included in this Proxy Statement. You have a right to vote on these changes.

Q:  What issues am I being asked to vote on?

  A: The proposals include the election of Trustees, approval of changes to the Trust's fundamental investment policies of the Growth Fund and the Income Fund, and authorizing an amendment to the Declaration of Trust.

Q:  Why are individuals recommended for election to the Board of Trustees?

  A: The Trust is devoted to serving the needs of its shareholders, and the Board is responsible for managing the Trust's business affairs to meet those needs. The Board represents the shareholders of the Trust and can exercise all of the Trust's powers, except those reserved only for shareholders. The Proxy Statement includes a brief description of each nominee's background and current position with the Trust.

Q:  Why are the Trust's "fundamental policies" being changed?

  A: Every mutual fund has certain investment policies that can be changed only with the approval of its shareholders. These are referred to as "fundamental" investment policies. Several of the Trust's fundamental policies were adopted to reflect regulatory, business, or industry conditions that no longer exist or no longer are necessary. By reducing the number of "fundamental policies," the Trust may be able to minimize the costs and delays associated with frequent shareholder meetings. Also, the investment adviser's ability to manage the Trust's assets may be enhanced and investment opportunities increased.

Q:  Why is the Declaration of Trust being amended?

  A: The amendment would permit the Trustees to create two or more classes of shares of any portfolio of the Trust. Many investment companies now offer multiple classes of shares to address the different requirements and preferences of investors. By offering multiple classes of shares, an investment company allows each investor to choose the sales load and service fee option preferred by that investor. While there is no present intention to create additional classes, the amendment will give the Trust the flexibility to take advantage of the opportunity to develop alternative sales arrangements in the future.

Q:  How do I vote my shares?

  A: You may vote in person at the special meeting of shareholders or simply sign and return the enclosed proxy card. You may also vote by telephone or by the Internet as described below in the Proxy Statement. If we do not receive your proxy card, your Wayne Hummer Investment Executive or an employee of Wayne Hummer Management Company may contact you to request that you cast your vote.

Q:  Who do I call if I have questions about the Proxy Statement?

  A: Call your Wayne Hummer Investment Executive or Jean Maurice at Wayne Hummer's toll-free number: 1-800-621-4477.

Q:  How do the members of the Board of Trustees suggest that I vote?

  A: After careful consideration, the Board of Trustees has unanimously approved these proposals and recommends that you vote FOR all proposals.

                                PROXY STATEMENT

                         WAYNE HUMMER INVESTMENT TRUST
                           Wayne Hummer Growth Fund
                           Wayne Hummer Income Fund

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                         TO BE HELD JUNE 30, 1999

To the Shareholders:                                          May   , 1999

   You are invited to attend a special meeting of the shareholders of the Wayne Hummer Growth Fund ("Growth Fund") and the Wayne Hummer Income Fund ("Income Fund"), each a series of Wayne Hummer Investment Trust (the "Trust") to be held at the offices of Wayne Hummer Investments L.L.C., 300 South Wacker Drive, 14th Floor, Chicago, Illinois, at 10:30 a.m. (Central time), on June 30, 1999, for the following purposes and to transact such other business, if any, as may properly come before the meeting:

     (1) To elect seven Trustees.

     (2) To make changes to the Trust's fundamental investment policies for each of the Growth Fund and the Income Fund, unless otherwise indicated:

       (a) to eliminate the restriction on the purchase of shares of other investment companies;

       (b) to amend the fundamental policy on portfolio lending;

       (c) to amend the fundamental policy on pledging portfolio securities;

       (d) & (e) to amend policies on borrowing and the issuance of senior securities; and

       (f) to eliminate the investment policy of the Growth Fund with regard to restricted securities.

     (3) To authorize the Trustees to amend the Declaration of Trust to enable the Trustees to create additional classes of shares of each portfolio of the Trust.

     (4) To ratify the appointment of Ernst & Young LLP as auditors of each portfolio of this Trust for the fiscal year to end March 31, 2000.

     (5) To transact such other business as may properly come before the meeting or any adjournment thereof.

   The Board of Trustees has fixed April 23, 1999, as the record date for determination of shareholders entitled to vote at the meeting.

                                         By Order of the Trustees

                                         Jean M. Maurice
                                         Secretary

SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY TO AVOID ADDITIONAL EXPENSE.

YOU CAN HELP THE TRUST AVOID THE NECESSITY AND EXPENSE OF SENDING FOLLOW-UP LETTERS TO ENSURE A QUORUM BY PROMPTLY RETURNING THE ENCLOSED PROXY. IF YOU ARE UNABLE TO ATTEND THE MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY SO THAT THE NECESSARY QUORUM MAY BE REPRESENTED AT THE SPECIAL MEETING. THE ENCLOSED ENVELOPE REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                PROXY STATEMENT

                         WAYNE HUMMER INVESTMENT TRUST
                      300 South Wacker Drive, 15th Floor
                            Chicago, Illinois 60606

About the Proxy Solicitation and the Special Meeting

   The enclosed proxy is solicited on behalf of the Board of Trustees of the Trust (the "Board" or "Trustees"). The proxies will be voted at the special meeting of shareholders of the Trust to be held on June 30, 1999, at the offices of Wayne Hummer Investments L.L.C., 300 South Wacker Drive, 14th Floor, Chicago, Illinois 60606 at 10:30 a.m. (Central time) (such special meeting and any adjournment or postponement thereof are referred to as the "Special Meeting").

   The cost of the solicitation, including the printing and mailing of proxy materials, will be borne by the Trust. In addition to solicitations through the mails, proxies may be solicited by officers, employees, and agents of the Trust, Wayne Hummer Management Company, the Trust's investment adviser, and/or Wayne Hummer Investments L.L.C., the Trust's distributer, or, if necessary, a communications firm retained for this purpose. Such solicitations may be by telephone, or otherwise. The Trust will reimburse custodians, nominees, and fiduciaries for the reasonable costs incurred by them in connection with forwarding solicitation materials to the beneficial owners of shares held of record by such persons.

   Shareholders may vote by filling out and signing the enclosed proxy card and returning it in the postage paid envelope provided. Consistent with state law, you may also vote by telephone or by the Internet. To vote by telephone,
have your proxy card ready and dial 1-800-   -     . Enter the 12-digit
control number found on your proxy card and follow the instructions you will be given. To vote using the Internet, have your proxy card available, go to the website www.proxyvote.com, enter the 12-digit control number found on your proxy card and follow the instructions you will be given. Shareholders who communicate proxies by telephone or by the Internet have the same power and authority to issue, revoke, or otherwise change their voting instruction as currently exists for instructions communicated in written form described below under "Additional Information--Quorum and Voting Requirements." Any telephonic or Internet voting will follow procedures designed to ensure accuracy and prevent fraud, including requiring identifying shareholder information, recording the shareholder's instructions, and confirming to the shareholder after the fact.

   At its meeting on January 23, 1999, the Board (i) reviewed the investment policies of the Wayne Hummer Growth Fund (the "Growth Fund") and the Wayne Hummer Income Fund (the "Income Fund") (individually, a "Fund" or collectively, the "Funds") and approved changes to them, subject to shareholder approval, (ii) considered and approved a request for shareholder authorization that the Board of Trustees adopt an amendment to the Declaration of Trust to permit the Board of Trustees to establish additional classes of shares of one or more portfolios of the Trust and (iii) received the recommendation of the Audit Committee of the Board that Ernst & Young LLP be appointed as auditors of each portfolio of the Trust for the Fiscal Year ending March 31, 2000, and called the Special Meeting for the purposes set forth in the accompanying Notice. The Trustees know of no business other than that mentioned in the Notice that will be presented for consideration at the Special Meeting. Should other business properly be brought before the Special Meeting, proxies will be voted in accordance with the best judgment of the persons named as proxies. This proxy statement and the enclosed proxy card are
expected to be mailed on or about May   , 1999, to shareholders of record at
the close of business on April 23, 1999 (the "Record Date"). On the Record
Date, the Trust had         outstanding shares of which            were shares
of the Growth Fund and            were shares of the Income Fund.

   The Trust's principal executive offices are located at 300 South Wacker Drive, 15th Floor, Chicago, Illinois 60606. The Trust's toll-free telephone number is 1-800-621-4477. The Trust's Annual Report, which includes audited financial statements for the fiscal year ended March 31, 1998, and Semi-annual Report for the period ended September 30, 1998 were previously mailed to shareholders. Any shareholder wishing to receive another copy of the Annual Report and Semi-annual Report should contact the Trust's Secretary, Ms. Jean Maurice at the above address for the Trust, or by use of the Trust's toll-free telephone number, set forth above.

   The Trust has shares of two portfolios outstanding; the Growth Fund and the Income Fund. The following table indicates which shareholders by Fund are solicited to vote with respect to each item:

                                                                  Growth Income
                Item                                               Fund   Fund
     --------------------------------------------------------------------------
      1.        Election of Trustees...........................     X      X
     --------------------------------------------------------------------------
      2.        Fundamental Investment Policies................     X      X
     --------------------------------------------------------------------------
      (a)       Eliminate restrictions on purchase of shares of
                other investment companies
     --------------------------------------------------------------------------
      (b)       Amend policy on portfolio lending..............     X      X
     --------------------------------------------------------------------------
      (c)       Amend policy on pledging portfolio securities..     X      X
     --------------------------------------------------------------------------
      (d) & (e) Amend policy on borrowing and issuing senior        X      X
                securities.....................................
     --------------------------------------------------------------------------
      (f)       Eliminate policy on restricted securities......     X
     --------------------------------------------------------------------------
      3.        Amendment of Declaration of Trust..............     X      X
     --------------------------------------------------------------------------
      4.        Appointment of Auditors........................     X      X
     --------------------------------------------------------------------------

                                    ITEM 1

                        ELECTION OF SEVEN TRUSTEES

   The persons named as proxies intend to vote in favor of the election of Steven R. Becker, Charles V. Doherty, Joel D. Gingiss, Patrick B. Long, David
P. Poitras, James J. Riebandt and Eustace K. Shaw as Trustees of the Trust. All of the nominees, except for Mr. Poitras and Riebandt, are presently serving as Trustees.

   Mr. Doherty was appointed Trustee on October 25, 1994, to fill a vacancy resulting from the retirement of Samuel B. Lyons. Messrs. Becker, Long, Gingiss and Shaw were previously elected by shareholders of the Trust on July 19, 1988. Mr. Riebandt was elected a Trustee by the Board of Trustees on May 7, 1999 when it increased the Board from six to seven Trustees. If elected, Mr. Poitras will fill a vacancy resulting from the retirement of Mr. Philip M. Burno, who also was elected by the shareholders on July 19, 1988. Mr. Burno's retirement would become effective upon the election of Mr. Poitras. The Board of Trustees and Wayne Hummer Management Company wish to express their appreciation to Mr. Burno for his contributions to the Funds.

   All nominees have consented to serve if elected. If elected, the Trustees will hold office without limit in time until death, resignation, retirement, or removal or until the next meeting to elect Trustees and the election and qualification of their successors.

   If any nominee for election as a Trustee named above shall by reason of death or for any other reason become unavailable as a candidate at the Special Meeting, votes pursuant to the enclosed proxy may be cast for a substitute candidate by the proxies named on the proxy card, or their substitutes, present and acting at the Special Meeting. Any such substitute candidate for election as an interested Trustee shall be nominated by the Executive Committee. The selection of any substitute candidate for election as a Trustee who is not an interested person shall be made by a majority of the members of the Nominating Committee of the Trust, none of the members of which are interested persons of the Trust, other than Mr. Doherty. The Board has no reason to believe that any nominee will become unavailable for election as a Trustee.

About the Nominees

   The nominees are listed below with their ages at May   , 1999, present
positions with the Trust, and principal occupations during the past five years. The companies or organizations related to the principal occupations of the nominees standing for election as Trustees who are not interested persons of the Trust are not affiliated with the Trust.

    Name, Age and Principal Occupations       Trustee Shares Beneficially Owned
            During Last 5 Years                Since       on May   , 1999
    -----------------------------------       ------- -------------------------
Steven R. Becker (48)*+.....................   1983    Growth Fund--128.309(1)
 Principal, Wayne Hummer Investments L.L.C.,               Income Fund--0
 prior to April 1, 1996, Partner, Wayne
 Hummer & Co.; Director and former Vice
 President, Wayne Hummer Management Company.

Charles V. Doherty (65)*+...................   1994    Growth Fund--567.329(2)
 Managing Director, Madison Asset Group,              Income Fund--4,732.518(3)
 Chicago, Illinois (registered investment
 adviser); Director, Lakeside Bank, Chicago,
 Illinois; (Illinois state-chartered bank);
 Director, Knight Trimark Group, Inc.
 (holding company for securities broker);
 Director, Howe Barnes Securities, Inc.
 (securities broker); Director, NationsBank
 Financial Products.

Joel D. Gingiss (56)+.......................   1983   Growth Fund--6,950.884(4)
 Assistant State's Attorney, Lake County,                  Income Fund--0
 Illinois, September 1993 to present;
 formerly Chairman of the Board of Directors
 and President, Gingiss International
 (franchisor of Gingiss Formalwear Stores);
 past President, International Franchise
 Association.

Patrick B. Long (56)........................   1983   Growth Fund--2,808.373(5)
 Chairman and Chief Executive Officer, KMS                 Income Fund--0
 Industries, Inc. (fusion energy research);
 Chairman and Director, OG Technologies,
 Inc. surface measurement technology
 company; Chairman and Director, AVIQS LLC
 machine vision company.

David P. Poitras (38)*......................  Nominee      Growth Fund--0
 President, Wayne Hummer Money Fund Trust                  Income Fund--0
         1993-May 1999 Vice President, Wayne
 Hummer Management Company since May 1992,
 Principal Wayne Hummer Investments L.L.C.;
 prior to April, 1996, Partner, Wayne Hummer
 & Co.; Bond Department Manager, Wayne
 Hummer.

James J. Riebandt (48)......................  Nominee            --
 Member, Riebandt & DeWald, Inc. (law firm).

Eustace K. Shaw (73)........................   1983   Growth Fund--3,245.813(6)
 Chairman of the Board of Directors, B. F.                 Income Fund--0
 Shaw Printing Co.; formerly publisher,
 Newton Daily News.

--------

   * Interested person of the Trust, as defined by the 1940 Act. Messrs. Becker and Poitras are interested persons by reason of being an officer, manager or employee of the investment adviser and/or distributor. Mr. Doherty is an interested person by virtue of serving as a director of a registered broker dealer, which is not affiliated with the Trust, Wayne Hummer Management Company or Wayne Hummer Investments L.L.C.

   + Member of the Executive Committee of the Trust. The Executive Committee is elected by the Board of Trustees and is composed of four Trustees, three of whom are interested persons as defined in the Investment Company Act of 1940.

  Mr. Burno, who presently is a member of the Executive Committee, is not standing for re-election. The Executive Committee is authorized to exercise such powers and authority of the Board of Trustees, as the Board of Trustees may determine, when the Board of Trustees is not in session and as are consistent with law.

(1) Includes shares Mr. Becker is deemed to beneficially own that are held by his minor children. Mr. Becker disclaims beneficial ownership of these shares.
(2) Represents shares owned by Mr. Doherty's spouse. Mr. Doherty disclaims beneficial ownership of these shares.
(3) Includes shares Mr. Doherty is deemed to beneficially own that are held by his spouse. Mr. Doherty disclaims beneficial ownership of these shares.
(4) Includes shares Mr. Gingiss is deemed to beneficially own that are held by his spouse and (minors for whom Mr. Gingiss acts as trustee). Mr. Gingiss disclaims beneficial ownership of these shares.
(5) Includes shares Mr. Long is deemed to beneficially own that are held by his spouse. Mr. Long disclaims beneficial ownership of these shares.
(6) Represents shares owned by Mr. Shaw's spouse. Mr. Shaw disclaims beneficial ownership of these shares.

   During the fiscal year ended March 31, 1999, there were      meetings of
the Board of Trustees. Each of the trustees attended 75% or more of the meetings of the Board and the meetings of the committees of the Board of which they are members. The interested Trustees, other than Mr. Doherty, do not receive fees from the Trust. All Trustees were reimbursed for expenses for attendance at Board of Trustees meetings.

   The Board of Trustees has an Audit Committee composed of Messrs. Doherty (Chairman), Gingiss, Long and Shaw, none of whom, other than Mr. Doherty, is an interested person of the Trust. The Audit Committee made recommendations to the Board regarding the selection of independent public auditors and reviews the work of the independent public auditors. The Audit Committee held meeting during the fiscal year ended March 31, 1999.

   The Nominating Committee of the Board of Trustees is composed of Messrs. Long (Chairman), Doherty and Gingiss, none of whom, other than Mr. Doherty, are interested persons of the Trust. The Nominating Committee is authorized to seek and review and recommend to the Board and shareholders candidates for trusteeships to be held by persons who are not interested persons of the
Trust. The Nominating Committee held    meetings for the fiscal year ended
March 31, 1999. At its meeting of January 23, 1999, the Nominating Committee recommended the nominees listed above as persons to be elected as Trustees at the Special Meeting. No policy or procedure has been established as to the recommendation of Trustee nominees by shareholders.

Trustee Compensation

   Wayne Hummer Management Company, the investment adviser of the Trust, pays all compensation of all Trustees of the Trust, other than Mr. Doherty, who are interested persons of the Trust. Effective January 1, 1999, the Trust pays each Trustee who is not affiliated with the Trust's interested adviser ("Outside Trustees") $5,000 per year, plus $500 for each Board or committee meeting attended. Prior to January 1, 1999, the annual retainer paid to each Outside Trustee was $2,000 per year. The Trustees of the Trust also serve as trustees of Wayne Hummer Money Fund Trust ("WHMFT") and the Outside Trustees receive identical compensation for such service. If the Reorganization becomes effective (see "Additional Information--Proposed Reorganization of Wayne Hummer Money Fund Trust," below), the annual retainer and per meeting fee to be paid by the Trust to the Outside Trustees will be increased to $10,000 and $1,000, respectively; effectively, the same aggregate compensation they now receive for WHMFT and the Trust.

   The following table sets forth the compensation received by each Trustee of the Trust for the fiscal year ended March 31, 1999. The information in the last column of the table sets forth the total compensation received by all Trustees for calendar year 1998 for service as a Trustee of the Trust and the WHMFT (collectively, the "Hummer Funds"):

                                                                     Total
                                                  Aggregate      Compensation
                                                 Compensation  Paid to Trustees
      Trustee                                   from the Trust from Hummer Funds
      -------                                   -------------- -----------------
      Steven R. Becker.........................     $    0          $    0
      Philip M. Burno..........................     $    0          $    0
      Charles V. Doherty.......................     $    0          $9,500
      Joel D. Gingiss..........................     $    0          $9,500
      Patrick B. Long..........................     $    0          $9,000
      Eustace K. Shaw..........................     $    0          $9,000

Officers of the Trust

   The Officers of the Trust are listed below with their ages at May   , 1999
positions with the Trust, and principal occupations during the past five years. The address for all of the officers is: c/o Wayne Hummer Management Company, 300 South Wacker Drive, 15th Floor, Chicago, Illinois 60606. Wayne Hummer Management Company pays all compensation of officers of the Trust.

                              Position with
Name and Age                    the Trust               Principal Occupation During Last 5 Years
------------             ----------------------- ------------------------------------------------------
Thomas J. Rowland (52).. President               Vice President, Wayne Hummer Money Fund Trust;
                                                 President, Wayne Hummer Management Company;
                                                 Member, Wayne Hummer Investments L.L.C.,
                                                 and (prior to April 1, 1996) Partner, Wayne
                                                 Hummer & Co.

David P. Poitras (38)... Vice President          President, Wayne Hummer Money Fund Trust         1993-
                                                 May 1999; Vice President, Wayne Hummer Management
                                                 Company since May, 1992; Principal, Wayne Hummer
                                                 Investments L.L.C.; prior to April 1, 1996, Partner,
                                                 Wayne Hummer & Co.; Bond Department Manager,
                                                 Wayne Hummer

Jean M. Maurice (36).... Secretary and Treasurer Treasurer, Wayne Hummer Money Fund Trust.

Ownership of Trust Shares

   As of January 1, 1999, the Trustees and officers as a group beneficially owned less than 1% of the outstanding Shares of the Trust. As of January 1, 1999, the Wayne Hummer Employees Profit Sharing Trust (the "Retirement Plan") owned of record and beneficially 3.6% and 4.9%, respectively, of the outstanding Shares of the Growth Fund and the Income Fund, being 3.9% of the aggregate outstanding Shares of the Trust. Messrs. Rowland, Cannova, Reilly, Kratzer and Poitras, as trustees of the Retirement Plan, may be deemed to hold beneficial ownership of the percentage of Shares of the Funds and the Trust as stated above. Messrs. Rowland, Kratzer and Poitras are also Voting Members of Wayne Hummer Investments L.L.C., the Trust's Distributor. Messrs. Poitras and Rowland also are officers of the Trust and Wayne Hummer Management Company, the Trust's Investment Adviser.

   THE BOARD OF TRUSTEES RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF THE ELECTION OF EACH OF THE NOMINEES.

                                    *  *  *

                                    ITEM 2

   CHANGES TO THE TRUST'S FUNDAMENTAL INVESTMENT POLICIES OF THE FUNDS

   The Investment Company Act of 1940 (the "1940 Act") requires investment companies such as the Trust to adopt certain types of investment policies that can be changed only by shareholder vote. An investment company may also elect to designate other policies that may be changed only by shareholder vote. Both types of policies are referred to as "fundamental policies." All other policies are non-fundamental and may be changed with Board approval and without a shareholder vote. Certain of the fundamental policies of the Growth Fund and the Income Fund have been adopted in the past to reflect regulatory, business or industry conditions that are no longer relevant. Accordingly, the Trustees have approved, and have authorized the submission to the Trust's shareholders of the respective Funds for their approval, the removal, amendment, and/or reclassification as non-fundamental of certain of each Fund's fundamental policies.

   The proposed amendments would:

    (i) simplify and modernize the policies that are required to be fundamental by the 1940 Act;

    (ii) reclassify those fundamental policies that are not required to be fundamental by the 1940 Act as non-fundamental policies; and

    (iii) eliminate fundamental policies that are no longer required by the securities laws of individual states.

   By reducing to a minimum those policies that can be changed only by shareholder vote, the Trustees believe that the Trust would be able to minimize the costs and delay associated with holding frequent shareholder meetings. The Trustees also believe that the proposals will enhance the flexibility of the investment adviser to manage the Funds in a changing investment environment and increase the investment management opportunities available to the Funds.

   As a general matter, if these proposals are not approved, the policies will continue as currently stated. The Board of Trustees will then consider what future action should be taken.

                                   ITEM 2(a)

       ELIMINATION OF THE RESTRICTION ON THE PURCHASE OF SHARES OF
                          OTHER INVESTMENT COMPANIES

   The current fundamental investment policy of each Fund with respect to the purchase of shares of other investment companies is as follows:

     The Fund may not purchase securities of other investment companies, except in connection with a merger, consolidation, acquisition or reorganization, or by purchase in the open market of securities of closed-end investment companies where no underwriter or dealer's commission or profit, other than customary broker's commission, is involved and only if immediately thereafter no more than 10% of the Fund's total assets would be invested in such securities.

   When the current policy was adopted, the Funds were subject to the laws of certain states which required this specific policy on investment in shares of other investment companies despite the fact that the 1940 Act had a less restrictive standard. Since the enactment of the National Securities Markets Improvement Act ("NSMIA"), the states no longer have jurisdiction over the policy of the Funds with regard to the purchase of shares of other investment companies.

   Section 12(d) of the 1940 Act generally limits investment by either Fund in the shares of all other investment companies to 10% of the value of the total assets of the Fund. However, there are certain exceptions to this limitation; for example, a Fund would be allowed to invest more than 10% of its total assets in shares of an investment company which does not charge a sales load of more than 1 1/2% of the public offering price of its shares. This would allow either of the Funds to invest more than 10% of its total assets, for example, in a money market fund for temporary defensive purposes.

                       THE BOARD OF TRUSTEES RECOMMENDS
                   THAT SHAREHOLDERS VOTE "FOR" THE PROPOSAL

                                    *  *  *

                                   ITEM 2(b)

               AMENDMENT OF THE POLICY ON PORTFOLIO LENDING

   The current fundamental investment policy of each Fund with regard to the lending of portfolio securities is as follows:

     The Fund may not lend its portfolio securities in excess of 20% of its total assets; provided that such loans may be made only to New York Stock Exchange member firms, other brokerage firms having net capital of at least $10 million and financial institutions, such as registered investment companies, banks and insurance companies, having at least $10 million in capital and surplus, and provided further that such loans shall be in accordance with guidelines established by the Securities and Exchange Commission for such loans and by the Board of Trustees of the Trust including maintaining collateral from borrowers at least equal at all times to the current value of the securities loaned.

     The Board of Trustees have approved and recommended that this policy be amended to read as follows:

     The Fund may not lend any of its assets, except portfolio securities. This shall not prevent the Fund from purchasing or holding U.S. Government Obligations, money market instruments, variable rate demand notes, bonds, debentures, notes, certificates of indebtedness, or other debt securities, entering into repurchase agreement, or engaging in other transactions where permitted by the Fund's investment objective, policies, and limitations or the Trust's Declaration of Trust.

   This amendment would permit the Funds to loan their portfolio securities in accordance with such policies as the Board of Trustees and the Investment Adviser of the Funds, Wayne Hummer Management Company, may establish from time to time. Of course, such policies would be in accordance with any applicable guidelines issued by the Securities and Exchange Commission ("SEC") or any other regulatory body having jurisdiction over such transactions. The amendment would also clarify that the policy was not intended to prevent either Fund from purchasing bonds, notes, or other debt securities or entering into transactions otherwise permitted by the Fund's investment objective, policies, and limitations.

                       THE BOARD OF TRUSTEES RECOMMENDS
                   THAT SHAREHOLDERS VOTE "FOR" THE PROPOSAL

                                    *  *  *

                                   ITEM 2(c)

                   AMENDMENT OF THE POLICY ON PLEDGING
                             PORTFOLIO SECURITIES

   The current fundamental investment policy of each Fund with regard to the pledging of portfolio securities is as follows:

     The Fund may not mortgage, pledge, hypothecate or in any manner transfer (except as provided in paragraph (9) [the policy on lending of portfolio securities] above), as security for indebtedness, any securities owned or held by the Fund except as may be necessary in connection with borrowings mentioned in paragraphs (15) and (16) above [the policies on borrowing by the Growth Fund and the Income Fund, respectively], and then such mortgaging, pledging or hypothecating may not exceed 15% of the Fund's total assets.

     The Board of Trustees has approved and recommended that this policy be amended to read as follows:

     The Fund may not mortgage, pledge, hypothecate or in any manner transfer (except as provided in paragraph (8) [the policy on lending of portfolio securities] above), as security for indebtedness, any securities owned or held by the Fund except as may be necessary in connection with borrowings permitted under the investment policies of the Fund.

   The purpose of this amendment is to remove the limitation of 15% of a Fund's total assets upon the amount of portfolio securities which may be pledged. When the current policy was adopted, the Funds were subject to the laws of certain states which required this specific policy on investment in shares of other investment companies despite the fact that the 1940 Act did not place an explicit limitation on the lending of portfolio securities. Since the enactment of NSMIA, the states no longer have jurisdiction over the policy of the Funds with regard to the pledging of portfolio securities.

   The proposed amendment will permit the pledging of securities in any amount to secure borrowings of the Funds which are permitted under the 1940 Act and the Funds' investment policies and limitations. The 1940 Act and the investment policy of the Funds (as it is proposed that such policy be amended, below) permit either Fund to borrow up to one-third of its assets. However, the proposed investment policy on borrowing would permit either Fund to borrow only as a temporary or emergency measure or to enable the Fund to meet redemption demands when the liquidation of portfolio securities is disadvantageous. Any borrowing by a Fund would increase the Fund's volatility and the risk of loss in a declining market.

                       THE BOARD OF TRUSTEES RECOMMENDS
                   THAT SHAREHOLDERS VOTE "FOR" THE PROPOSAL

                                    *  *  *

                             ITEM 2(d) & (e)

 AMENDMENT OF POLICIES ON BORROWING AND THE ISSUANCE OF SENIOR SECURITIES

   Currently the Growth Fund and the Income Fund have separate policies on borrowing. The policy of the Growth Fund reads as follows:

     The Fund may not borrow amounts aggregating more than 5% of its total assets and then only from banks as a temporary measure for extraordinary or emergency purposes.

   The policy of the Income Fund reads as follows:

     The Fund may not borrow amounts aggregating more than 10% of its total assets and then only from banks as a temporary measure for extraordinary or emergency purposes.

   In addition to these policies, each Fund has the following policy:

     The Fund may not issue any senior securities except to the extent permitted under the Investment Company Act of 1940.

   The Board of Trustees has approved and recommended that these policies, which would apply to both the Growth Fund and the Income Fund, be amended and restated to read as follows:

     The Fund will not issue senior securities except that the Fund may borrow money directly or through reverse repurchase agreements in amounts up to one-third of the value of its total assets, including the amount borrowed. The Fund will not borrow money or engage in reverse repurchase agreements for investment leverage, but rather as a temporary, extraordinary, or emergency measure or to facilitate management of the portfolio by enabling the Fund to meet redemption requests when the liquidation of portfolio securities is deemed to be inconvenient or disadvantageous. The Fund will not purchase any securities while any borrowings in excess of 5% of its total assets are outstanding.

   Shareholders will vote, as a separate item, on amending both Funds' current policy on borrowing and senior securities. [The proposal requires the approval by shareholders of both items 2(d) and 2(e).]

   While this proposal increases the ability of the Funds to borrow, it still limits borrowings to temporary or emergency purposes. In addition, under the proposal, while any such borrowings exceed 5% of either Fund's total assets, no additional purchases of investment securities could be made by the Fund. If, due to market fluctuations or other reasons, the value of either Fund's assets falls below 300% of its borrowings, the Fund would reduce its borrowings within three (3) business days. To do this, the Fund may have to sell a portion of its investments at a time when it may be disadvantageous to do so. Any borrowing by the Funds would increase the Fund's volatility and the risk of loss in a declining market. Also, as a matter of clarification, the proposal prohibits the issuance of senior securities as defined in the 1940 Act, but excludes permitted borrowings from the definition of "senior securities." Finally, the proposal would allow the Funds to invest in reverse repurchase agreements. Reverse repurchase agreements involve the risk that the interest income earned on the investment of the proceeds will be less than the interest expense, that the market value of the securities sold by the Funds may decline below the price of the securities the Funds are obligated to repurchase and that the securities may not be returned to the Funds.

                       THE BOARD OF TRUSTEES RECOMMENDS
                   THAT SHAREHOLDERS VOTE "FOR" THE PROPOSAL

                                    *  *  *

                                ITEM 2(f)

         ELIMINATION OF THE INVESTMENT POLICY OF THE GROWTH FUND

    WITH REGARD TO RESTRICTED SECURITIES (WHICH WOULD BE REPLACED BY A NON
                           FUNDAMENTAL POLICY)

   Currently, the Growth Fund has a fundamental investment policy which restricts the purchase of restricted securities. This policy reads as follows:

     The Fund may not invest in securities for which there are legal or contractual restrictions on resale or for which there is no readily available market, if at the time of acquisition more than 5% of its total assets would be invested in such securities.

   This policy was adopted because, historically, restricted securities were viewed as illiquid since they could not be sold within seven days. Investment companies, such as the Growth Fund, are required to meet a shareholder's redemption request at the current net asset value within seven days of receiving the request for redemption. In order to do this, some portion of the securities in the Fund's portfolio must be "liquid," so that the securities can be sold in sufficient time to obtain the necessary cash to meet redemption requests. It is important to note that there is a ready market for many restricted securities which, in fact, can be purchased without jeopardizing the liquidity of the Fund's portfolio.

   Certain state securities regulators previously required mutual funds to have a fundamental policy limiting investment in restricted securities. Since the enactment of NSMIA, states no longer have such jurisdiction. Furthermore, rules adopted by the SEC have substantially increased the number of restricted securities that can now be considered liquid and, in addition, have given to the Trustees the ability to determine, under specific guidelines, that a security is liquid. The Trustees may delegate this duty to the investment adviser, provided the Adviser's determination of liquidity is made in accordance with the guidelines established and monitored by the Trustees.

   The Fund's current policy prevents the Growth Fund from acquiring a significant amount of restricted securities, other than Section 4(2) commercial paper, even though they are viewed by the Adviser to be liquid. If this proposal is approved, the Growth Fund will be able to invest to an unlimited extent in restricted securities as long as they meet the Trustees' guidelines for liquidity, and the Growth Fund's non-fundamental policy on restricted securities would read substantially as follows:

     The Fund may not invest more than 15% of its net assets in illiquid securities, including repurchase agreements maturing in more than seven days.

   If a restricted security is determined not to be liquid, the purchase of that security, together with other illiquid securities, may not exceed 15% of the Growth Fund's net assets, in accordance with the Fund's current policy on investing in illiquid securities.

   If shareholders do not approve the above proposal, the Growth Fund will continue to invest no more than 5% of the value of its total assets in restricted securities of any kind, except Section 4(2) commercial paper.

              THE BOARD OF TRUSTEES RECOMMENDS THAT SHAREHOLDERS
                   OF THE GROWTH FUND VOTE FOR THE PROPOSAL

                                    *  *  *

                                    ITEM 3

             TO AUTHORIZE AN AMENDMENT TO THE DECLARATION OF TRUST

Authorization of Amendments to the Declaration of Trust

   The Agreement and Declaration of Trust of the Trust (the "Declaration of Trust") generally provides for the issuance of one or more series of shares (a "portfolio"), each such portfolio having one class of shares with each share representing an equal proportionate interest in the applicable portfolio. At present, only two portfolios of the Trust are outstanding, the Income Fund and the Growth Fund, each of which portfolios having one class of shares. The Trustees recommend that they be authorized to amend the Declaration of Trust to permit the Trustees, without further shareholder action, to issue one or more additional classes of shares in any presently outstanding or future portfolio of the Trust, having such preferences or special or relative rights and privileges as the Trustees may determine.

   The purpose of these amendments would be to permit the Trust to make its shares available with a variety of different distribution and service arrangements, with related differences in fees. These arrangements would be intended (1) to enable investors to choose the service and fee arrangements best suited to their individual preferences and (2) encourage Investment Executives of Wayne Hummer Investments L.L.C. and of other securities firms to offer shares of the Funds, by making them more directly competitive with funds offered by other sponsors. To the extent this leads to increased sales of the Trust's shares, the Trust and its shareholders may also benefit from greater investment flexibility for the Trust and, to the extent of any increase in the size of the Trust, possible reductions in operating expense ratios due to economies of scale. The Trust has no present intention of creating additional classes of shares for any other purposes.

   Any such additional class of shares would participate in all other respects on an equal proportionate basis with all other classes of shares, including as to investment income, realized and unrealized gains and losses on portfolio investments and all other operating expenses of the Trust. All classes of shares will vote together as a single class at meetings of shareholders, except that shares of a class which is affected by any matter materially differently from shares of other classes will vote as a separate class and that holders of shares of a class not affected by a matter will not vote on that matter.

   There is no present intention that the Trust will create additional classes of shares if the proposal to amend the Declaration of Trust is adopted. Further, the terms of any such arrangement and the determination whether to implement it would be made in light of then existing business conditions. However, the Trustees recommend that they be authorized to amend the Declaration of Trust at this time in order to permit the Trust to take advantage of such opportunities as may exist in the future to develop alternative sales arrangements.

Reasons for the Trustees' Recommendation

   At the meeting held on January 23, 1999, the Board of Trustees considered and approved a request that the shareholders authorize the Board of Trustees to adopt amendments to the Declaration of Trust to authorize the creation of multiple classes of shares. In doing so, the Trustees considered several factors, including the following: (1) the authorized amendments, when adopted by the Board of Trustees, would enable the Board of Trustees to respond to the recent trend in the fund industry towards offering multiple classes of shares; and (2) multiple classes of shares would enable investors to choose the fee and service arrangements best suited to their individual preferences, thereby potentially encouraging current shareholders to make additional investments in the Portfolios and attracting new investors and assets to the Trust to the benefit of the Trust and its shareholders.

   Multi-class funds represent a distinct trend in the mutual fund industry, as evidenced by the adoption of Rule 18f-3 and by the number of funds that previously sought exemptive orders from the SEC to implement multiple classes of shares prior to the adoption of Rule 18f-3. Amending the Declaration of Trust will enable the Board of Trustees to be prepared to respond to this trend by adopting multiple classes of shares in the future, thereby maintaining the competitive position of the Trust in relation to other funds that have implemented or are seeking to implement similar arrangements. Such flexibility will enable the Board to address the differing requirements and preferences of potential investors and allow the investor to choose the option that is most beneficial under the investor's circumstances.

   THE TRUSTEES RECOMMEND THAT SHAREHOLDERS VOTE FOR THE AUTHORIZATION OF THE AMENDMENT TO THE DECLARATION OF TRUST, AND ANY SIGNED BUT UNMARKED PROXIES WILL BE SO VOTED.

                                    ITEM 4

            RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

   The members of the Audit Committee of the Board of Trustees unanimously recommended to the Board at its January 23, 1999 meeting that Ernst & Young LLP, independent public accountants, be selected as independent auditors, to audit the books and records of Trust for the fiscal year ending March 31, 2000 and the Board unanimously approved said selection at its meeting on May 7, 1999. Ernst & Young LLP has served the Trust in this capacity since the Trust was organized and has no direct or indirect financial interest in that Trust except as independent auditors. The selection of Ernst & Young LLP as independent auditors of the Trust is being submitted to the shareholders for ratification, which requires the affirmative vote of a majority of the shares of the Trust present and entitled to vote on the matter. A representative of Ernst & Young LLP is expected to be present at the Special Meeting and will be available to respond to any appropriate questions raised at the Special Meeting and to make a statement if he or she wishes.

   THE BOARD OF TRUSTEES RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS.

                            ADDITIONAL INFORMATION

Quorum and Voting Requirements

   Election of a Trustee requires the affirmative vote of a plurality of the votes cast at the Special Meeting. A "plurality" is defined as more votes cast for than against each Nominee. For Item 2, the favorable vote of: (a) the holders of 67% or more of the outstanding voting securities of the appropriate portfolio present at the meeting, if the holders of 50% or more of the outstanding voting securities of the portfolio are present or represented by proxy; or (b) the vote of the holders of more than 50% of the outstanding voting securities of the appropriate portfolio, whichever is less, is required to approve the amendment of the investment policies which apply to that portfolio. For Item 3, the favorable vote of the holders of a majority (more than 50%) of the outstanding shares of the Trust is necessary to authorize the amendment of the Declaration of Trust. For Item 4, the favorable vote of a majority of the shares voting on the matter is necessary to ratify the selection of auditors.

   Only shareholders of record on the Record Date will be entitled to vote at the Special Meeting. Each share of the Trust (or portfolio, where appropriate) is entitled to one vote. Fractional shares are entitled to proportionate shares of one vote.

   Any person giving a proxy has the power to revoke it any time prior to its exercise by executing a superseding proxy or by submitting a written notice of revocation to the Secretary of the Trust. In addition, although mere attendance at the Special Meeting will not revoke a proxy, a shareholder present at the Special Meeting may withdraw his or her proxy and vote in person. All properly executed and unrevoked proxies received in time for the Special Meeting will be voted in accordance with the instructions contained in the proxies. If no instruction is given on the proxy, the persons named as proxies will vote the shares represented thereby in favor of the matters set forth in the attached Notice.

   In order to hold the Special Meeting, a "quorum" of shareholders must be present. Because approval of changes to the Trust's investment restrictions require approval by the shareholders of each affected portfolio of the Trust, holders of thirty percent (30%) of the total number of outstanding shares of each portfolio of the Trust (i.e., the Growth Fund and the Income Fund), present in person or by proxy, shall be required to constitute a quorum for the purpose of voting on the proposals made.

   For purposes of determining a quorum for transacting business at the Special Meeting, abstentions and broker "non-votes" (that is, proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have discretionary power) will be treated as shares that are present but which have not been voted. For this reason, abstentions and broker non-votes will have the effect of a "no" vote for purposes of obtaining the requisite approval of the proposals.

   If a quorum is not present, the Special Meeting may be adjourned to a later date by the affirmative vote of a majority of the shares of each portfolio present or represented by proxy. In the event that a quorum is present but sufficient votes in favor of one or more of the proposals have not been received, the persons named as proxies may propose one or more adjournments of the Special Meeting to permit further solicitations of proxies with respect to such proposal(s). Any adjournment for this purpose will require the affirmative vote of a majority of the shares cast in person or by proxy at the session of the Special Meeting to be adjourned. The persons named as proxies will vote those proxies which they are entitled to vote FOR the proposal in favor of such an adjournment and will vote those proxies required to be voted AGAINST the proposal against any adjournment. A shareholder vote may be taken on the proposals in this proxy statement prior to any such adjournment if sufficient votes have been received for approval.

Investment Adviser and Distributor

   Wayne Hummer Management Company, an Illinois corporation, is the investment adviser to the Trust. Wayne Hummer Management Company is a registered investment adviser under the Investment Adviser's Act of 1940. In addition to advising the Trust, Wayne Hummer Management Company acts as investment adviser to the Wayne Hummer Money Fund Trust, a money market mutual fund with approximately $350 million in net assets as well as various private investment and pension accounts with aggregate assets of approximately $578 million. Wayne Hummer Investments L.L.C., a Delaware limited liability company is the Distributor of the Trust's shares. Wayne Hummer Investments L.L.C. is a federally registered broker/dealer, a member of the National Association of Securities Dealers and a member of the New York, American and Chicago Stock Exchanges. All of the outstanding shares of Wayne Hummer Management Company are owned pro rata by those persons who hold voting membership interests in Wayne Hummer Investments L.L.C. The principal offices of Wayne Hummer Management Company and Wayne Hummer Investments L.L.C. are located at 300 South Wacker Drive, Chicago, Illinois 60606.

Proposals of Shareholders

   As a Massachusetts business trust, the Trust is not required to hold annual meetings, but will hold special meetings as required or deemed desirable. Any shareholder who wishes to submit proposals for consideration at a meeting of shareholders should send such proposal to the Trust at 300 South Wacker Drive, 15th Floor, Chicago, Illinois 60606. To be considered for presentation at a shareholder's meeting, rules promulgated by the SEC require that, among other things, a shareholder's proposal must be received at the offices of the Trust a reasonable time before a solicitation is made. Timely submission of a proposal does not mean that such proposal will be included.

Proposed Reorganization of Wayne Hummer Money Fund Trust

   A meeting of the shareholders of Wayne Hummer Money Fund Trust ("WHMFT") is scheduled to occur on June 30, 1999 to consider, among other things, approval of an Agreement and Plan of Reorganization and matters related thereto (the "Reorganization") whereby the sole existing portfolio of WHMFT (the Money Market portfolio) would be reorganized into a newly created series of the Trust (the Wayne Hummer Money Market Fund). At their meeting of January 23, 1999, the Board of Trustees of the Trust considered all material issues associated with the Reorganization and determined that the Reorganization is in the best interests of the shareholders of the Trust. Upon completion of the Reorganization, WHMFT would be terminated and the Trust would continue in existence with three investment portfolios: the Wayne Hummer Growth Fund, the Wayne Hummer Income Fund and the Wayne Hummer Money Fund. The Reorganization, if approved by the WHMFT shareholders, is expected to be completed on July 30, 1999.

5% Shareholders

   On May   , 1999 there were no persons known to the Trust who own, control or hold with the power to vote 5% or more of the Growth Fund's or Income Fund's outstanding voting securities.

         OTHER MATTERS AND DISCRETION OF ATTORNEYS NAMED IN THE PROXY

   No business other than the matter described above is expected to come before the Special Meeting, but should any other matter requiring a vote of shareholders arise, including any question as to an adjournment or postponement of the Special Meeting, the persons named on the enclosed proxy card will vote on such matters according to their best judgment in the interests of the Trust.

   SHAREHOLDERS ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES.

                                          By Order of the Trustees

                                          Jean M. Maurice
                                          Secretary

May   , 1999

                         WAYNE HUMMER INVESTMENT TRUST

Investment Adviser
WAYNE HUMMER MANAGEMENT COMPANY
300 South Wacker Drive
Chicago, Illinois 60606

Distributor
WAYNE HUMMER INVESTMENTS L.L.C.
300 South Wacker Drive
Chicago, Illinois 60606

                    SPECIAL MEETING OF SHAREHOLDERS OF THE
                         WAYNE HUMMER TRUST TO BE HELD
                                ON JUNE 30, 1999


     KNOW ALL PERSONS BY THESE PRESENTS that the undersigned Shareholders of Wayne Hummer Investment Trust hereby appoint Stephen R. Becker or Charles V. Doherty, or either of them, true and lawful attorneys, with the power of substitution of each, to vote all shares of Wayne Hummer Investment Trust, 300 South Wacker Drive, 15th Floor, Chicago, Illinois 60606, which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held on June 30, 1999, at 300 South Wacker Drive, 14th Floor, Chicago, Illinois 60606, at 10:30 a.m., and at any adjournments thereof.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF WAYNE HUMMER INVESTMENT TRUST. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSALS. DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT THEREOF.

Proposal 1     To elect Steven R. Becker, Charles V. Doherty, Joel D. Gingiss,
               Patrick B. Long, David P. Poitras, Eustace K. Shaw, David P.
               Poitras and James J. Riebaudt as Trustees of the Trust.

               FOR  [ ]  AGAINST  [ ]    WITHHOLD AUTHORITY TO VOTE  [ ]
                                         FOR ALL EXCEPT  [ ]

     If you do not wish your shares to be voted "FOR" a particular nominee, mark the "For All Except" box and strike a line through the nominee(s') name. Your shares will be voted for the remaining nominees.

Proposal 2     To approve or disapprove of changes to the Trust's fundamental investment policies of the Funds.

               FOR ALL EXCEPT AS MARKED BELOW  [ ]    AGAINST ALL  [ ]
               ABSTAIN ALL  [ ]

         2(a)  Other investment companies

         2(b)  Portfolio lending

         2(c)  Pledging portfolio securities

         2(d)  Borrowing

         2(e)  Issuing senior securities

         2(f)  Restricted securities (Growth Fund only)

Proposal 3     To approve or disapprove the authorization of an amendment of the
               Declaration of Trust to permit the Trustees to establish additional classes of shares of the Trust.

               FOR  [ ]     AGAINST  [ ]      ABSTAIN  [ ]

Proposal 4    To ratify the appointment of Ernst & Young LLP as auditors of each portfolio of the Trust for the fiscal year to end March 31, 2000.

                    FOR  [ ]     AGAINST  [ ]      ABSTAIN  [ ]

Mark with an X in the box.

     YOUR VOTE IS IMPORTANT. Please complete, sign and return this card as soon as possible.


Date


                                       ________________________________
                                       Signature



                                       ________________________________
                                       Signature (Joint Owners)

     Please sign this proxy exactly as your name appears on the books of the Trust. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

                                      17